EXHIBIT 99.1

Arbutus to Present HBV Data at the 2016 AASLD Liver Meeting

VANCOUVER, British Columbia and DOYLESTOWN, Pa., Oct. 01, 2016 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading hepatitis B virus (HBV) therapeutic solutions company, today announced presentation of data at the 2016 American Association for the Study of Liver Diseases (AASLD) Liver Meeting being held on November 11 – 15, 2016, at the John B. Hynes Veterans Memorial Convention Center, Boston.

“We are continuously generating preclinical combination data to inform our clinical development strategy, and we are excited to present encouraging data that support the combination of two of our proprietary HBV candidates: AB-423 (core protein/ capsid formation inhibitor) and ARB-1740 (RNAi agent),” said Dr. Mark J. Murray, Arbutus’ President and CEO. “Owning all of our combination components enables rapid and effective evaluation of different mechanisms in-house.”

Presentations include:

Oral Presentation #232: “Exploring Combination Therapy for Curing HBV: Preclinical Studies with Capsid Inhibitor AB-423 and a siRNA Agent, ARB-1740”

  November 14, 2016, 4:45pm – 6:15pm (ET), Hepatitis B: Novel Therapies
  Summary: Our data support the strategy of developing drug combinations to deliver a cure for chronic HBV infection. Inclusion of new agents with complementary mechanisms of action such as capsid inhibitor AB-423 and the siRNA agent, ARB-1740, alongside current standard of care drugs could provide improved efficacy in the clinic.

Oral Presentation #233: “The HBV Capsid inhibitor AB-423 Exhibits a Dual Mode of Action and Displays Additive/Synergistic Effects in In Vitro Combination Studies”

  November 14, 2016, 4:45pm – 6:15pm (ET), Hepatitis B: Novel Therapies
  Summary: AB-423 is a promising antiviral agent that exhibited potent inhibition of HBV replication in cell culture systems and showed a favorable antiviral activity profile when combined with nucleoside or RNAi agents in vitro. Mechanism of action studies showed that AB-423 is a potent inhibitor potentially acting on two distinct stages of the HBV life cycle: pgRNA encapsidation and the formation of cccDNA. AB-423 is being evaluated for advancement into clinical development.

Poster # 1865: “Development of Second Generation RNA Interference Therapy for Hepatitis B Virus Infection”

  November 14, 2016, 8:00am – 5:30pm (ET), Hepatitis B: Treatment
  Summary: In vivo modeling of ARB-1740, a second-generation RNAi therapeutic with pan-genotypic activity and a well-understood mechanism of action, has demonstrated that it is more effective than previous therapeutic agents for reduction of HBsAg and other HBV viral markers.

About Arbutus
Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection.  Arbutus is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information
This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about presenting encouraging data that support the combination of two of our proprietary HBV candidates: AB-423 (core protein/ capsid formation inhibitor) and ARB-1740 (RNAi agent); the inclusion of new agents with complementary mechanisms of action such as capsid inhibitor AB-423 and the siRNA agent, ARB-1740, alongside current standard of care drugs, providing improved efficacy in the clinic; and discovering, developing and commercializing a cure for patients suffering from chronic HBV infection.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of clinical trials, and the usefulness of the data; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus' products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information
Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604.419.3200
Email: acutler@arbutusbio.com

Helia Baradarani
Senior Manager, Investor Relations
Phone: 604.419.3200
Email: hbaradarani@arbutusbio.com

Media
Please direct all media inquiries to: media@arbutusbio.com